                                                                    EXHIBIT 11.1


                       COMPUTATION OF NET LOSS PER SHARE

                                                                 Year Ended December 31,             Six Months Ended June 30,

                                                             1996          1997            1998           1998           1999
                                                             ----          ----            ----           ----           ----
Net Loss                                                               $(11,235,237)  $ (11,400,109)  $ (6,174,247)  $(6,592,956)
Preferred stock dividend                                                 (1,181,250)    (15,250,500)   (15,250,500             -
                                                                       -------------  --------------  -------------  ------------
Net loss per common stock holders                                      $(12,416,847)   ($26,650,609)  $(21,424,747)  $(6,592,956)
                                                                       =============  ==============  =============  ============
Weighted average number of common shares outstanding                      1,804,700       4,711,351      2,715,085     8,960,098
                                                                       =============  ==============  =============  ============
Net loss per common shares outstanding                                 $      (6.88)  $       (5.66)  $      (7.89)  $      (.74)
                                                                       =============  ==============  =============  ============

Pro Forma Information
(unaudited):
Net loss                                                 $(3,314,094)
Pro forma tax provision                                            -
                                                         ------------
Pro forma net loss                                       $(3,314,094)
                                                         ============

Net Loss Per Share Data:
Basic and diluted weighted average
number of common shares outstanding                          934,810
                                                         ============

Basic and diluted net loss per common share              $     (3.55)
                                                         ============

          In 1997, the Company adopted Statement of Financial Accounting Standards No. 128 "Earnings Per Share" for all applicable periods presented in the accompanying financial statements. See Notes to the Company's financial statements included herein.